BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

Website: www.nvsos.gov

	Filed in the office of	Document Number 20150313566-92
Articles of Incorporation	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS CHAPTER 78)	Barbara K. Cegavske	07/07/2015 4:54 PM
	Secretary of State	Entity Number
	State of Nevada	E0331552015-6

1. Name of Corporation: Sprinter Football Club, Inc.

2. Registered Agent for Service of Process: [X] Commercial Registered Agent: The Corporation Trust Company of Nevada

3. Authorized Stock:

Number of shares with par value: 200,000,000

Par value per share: $.000001

4. Names and Addresses of the Board of Directors/Trustees:

Peter Schuh

2344 Corte De La Jara

Pleasanton, CA 94566

5. Purpose:

The purpose of the corporation shall be: Professional Sports Team

7. Name, Address and Signature of Incorporator:

Peter Schuh

/s/ Peter Schuh

2344 Corte De La Jara

Pleasanton, CA 94566

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above Entity:

/s/ Nicole Chaumond	7/6/2015
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date